As filed with the Securities and Exchange Commission on February 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOTERA HEALTH COMPANY

(Exact name of registrant as specified in its charter)

Delaware	47-3531161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9100 South Hills Blvd, Suite 300

Broadview Heights, Ohio 44147

Registrant’s telephone number, including area code: (440) 262-1410

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alex Dimitrief, Esq.

Senior Vice President and General Counsel

Sotera Health Company

9100 South Hills Blvd, Suite 300

Broadview Heights, Ohio 44147

(440) 262-1410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David Lopez, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

SOTERA HEALTH COMPANY

Common Stock

Sotera Health Company (the “Company” or “we”) may offer, issue and sell an indeterminate amount of our common stock, par value $0.01 per share (“common stock”), from time to time in one or more offerings. In addition, this prospectus relates to the resale of common stock of the Company that may be offered and sold from time to time in one or more offerings by the selling stockholders named in this prospectus. This prospectus describes some of the general terms that may apply to an offering of our common stock. The Company will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

The common stock may be offered in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. You should read this prospectus, any related prospectus supplement and any documents incorporated by reference carefully before you invest in our common stock.

We or the selling stockholders may offer and sell common stock through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. To the extent that any selling stockholder resells shares of our common stock, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms on which the common stock is offered. The prospectus supplement for each offering of common stock will describe in detail the plan of distribution for that offering.

This prospectus is not an offer to sell our common stock, and it is not soliciting an offer to buy our common stock, in any state or other jurisdiction where the offer or sale is not permitted.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SHC.”

Investing in our common stock involves a number of risks. Before you make your investment decision, you should consider the risk factors described in any applicable prospectus supplement and in the documents we file from time to time with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2024.

We and the selling stockholders have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. We do not accept any responsibility for, nor can we provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. We and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates that are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. Information contained in our website does not constitute part of this prospectus.

You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

Unless expressly indicated or the context requires otherwise, the terms “Sotera Health,” “Company,” “we,” “us,” and “our” in this document refer to Sotera Health Company, a Delaware corporation, and, where appropriate, its subsidiaries on a consolidated basis.

This prospectus is part of a registration statement that we filed with the SEC using an automatic shelf registration process as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we and/or the selling stockholders named in this prospectus may periodically offer and sell the common stock described in this prospectus in one or more offerings. This prospectus only provides a general description of our common stock that we and/or the selling stockholders may offer. Each time we and/or any selling stockholders offer common stock, to the extent applicable, we and/or any selling stockholders may be required to provide you with this prospectus, and in certain cases, a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, delete, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement; and

•	the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference.”

i

ABOUT SOTERA HEALTH COMPANY

We are a leading global provider of mission-critical end-to-end sterilization solutions, lab testing and advisory services for the healthcare industry. We are driven by our mission: Safeguarding Global Health®. We provide end-to-end sterilization as well as microbiological and analytical lab testing and advisory services to help ensure that medical, pharmaceutical and food products are safe for healthcare practitioners, patients and consumers in the United States and around the world. Our customers include over 40 of the top 50 medical device companies and nine of the top ten global pharmaceutical companies (based on revenue). Our services are an essential aspect of our customers’ manufacturing process and supply chains, helping to ensure sterilized medical products reach healthcare practitioners and patients. Most of these services are necessary for our customers to satisfy applicable government requirements.

We are a trusted partner to approximately 5,000 customers in over 50 countries. We give our customers confidence that their products meet regulatory, safety and effectiveness requirements. With our industry-recognized scientific and technological expertise, we help to ensure the safety of millions of patients and healthcare practitioners around the world every year. Across our 63 facilities worldwide, we have over 3,000 employees who are dedicated to safety and quality.

Sotera Health Company was incorporated in Delaware in November 2017 as the parent company for Sterigenics, Nordion and Nelson Labs. Our corporate headquarters and principal executive offices are located at 9100 South Hills Boulevard, Suite 300, Broadview Heights, Ohio 44147. Our telephone number is (440) 262-1410.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference may contain or incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from historical results or any future results, performance or achievements expressed, suggested or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to:

•

a disruption in the availability or supply of, or increases in the price of, ethylene oxide (“EO”), Cobalt-60 (“Co-60”) or our other direct materials, services and supplies, including as a result of geopolitical instability and/or sanctions against Russia by the United States, Canada, United Kingdom and European Union;

•	fluctuations in foreign currency exchange rates;

•	changes in environmental, health and safety regulations or preferences, and general economic, social and business conditions;

•	health and safety risks associated with the use, storage, transportation and disposal of potentially hazardous materials such as EO and Co-60;

•

the impact and outcome of current and future legal proceedings and liability claims, including litigation related to the use, emissions and releases of EO from our facilities in Illinois, Georgia and New Mexico and the possibility that other claims will be made in the future relating to these or other facilities;

•	allegations of our failure to properly perform services and potential product liability claims, recalls, penalties and reputational harm;

•	compliance with the extensive regulatory requirements to which we are subject, the related costs, and any failures to receive or maintain, or delays in receiving, required clearances or approvals;

•	adverse changes in industry trends;

•	competition we face;

•	market changes, including inflationary trends, that impact our long-term supply contracts with variable price clauses and increase our cost of revenues;

•	business continuity hazards, including supply chain disruptions and other risks associated with our operations;

•

the risks of doing business internationally, including global and regional economic and political instability and compliance with numerous and sometimes inconsistent laws and regulations in multiple jurisdictions;

•	our ability to increase capacity at existing facilities, build new facilities in a timely and cost-effective manner and renew leases for our leased facilities;

•	our ability to attract and retain qualified employees;

•	severe health events or environmental events;

•	cybersecurity breaches, unauthorized data disclosures, our dependence on information technology systems;

•	an inability to pursue strategic transactions, find suitable acquisition targets, or integrate strategic acquisitions into our business successfully;

•	our ability to maintain effective internal controls over financial reporting;

•

our reliance on intellectual property to maintain our competitive position and the risk of claims from third parties that we have infringed or misappropriated, or are infringing or misappropriating, their intellectual property rights;

•	our ability to comply with rapidly evolving data privacy and security laws and regulations in various jurisdictions and any ineffective compliance efforts with such laws and regulations;

•	our ability to maintain profitability in the future;

•	impairment charges on our goodwill and other intangible assets with indefinite lives, as well as other long-lived assets and intangible assets with definite lives;

•	the effects of unionization efforts and labor regulations in countries in which we operate;

•

adverse changes to our tax positions in U.S. or non-U.S. jurisdictions or the interpretation and application of recent U.S. tax legislation or other changes in U.S. or non-U.S. taxation of our operations; and

•

our significant leverage and how this significant leverage could adversely affect our ability to raise additional capital, limit our ability to react to challenges confronting our Company or broader changes in our industry or the economy, limit our flexibility in operating our business through restrictions contained in our debt agreements and/or prevent us from meeting our obligations under our existing and future indebtedness.

These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them publicly in light of new information or future events, except as required by law. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved.

You should carefully consider the above factors, as well as the factors discussed elsewhere in this prospectus, as well as in the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference.” If any of these trends, risks or uncertainties actually occur or continue, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

RISK FACTORS

Investing in our securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference,” together with all of the other information included in this prospectus. The occurrence of any of these risks, as well as other risks and uncertainties, could cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of our common stock described in this prospectus for our general corporate purposes.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sale of our common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK

We have one class of securities, common stock, par value $0.01 per share, registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. These descriptions summarize the general terms of our common stock and contain all information which we consider to be material but may not contain all of the information that is important to you. To understand them fully, you should read our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are filed with the Securities and Exchange Commission as exhibits to our Annual Report on Form 10-K. The summary below is subject to, and qualified in its entirety by, reference to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws. The terms of these securities may also be affected by the Delaware General Corporation Law (“DGCL”).

We may periodically issue shares of our common stock or other securities that can be exercised, converted or exchanged into shares of our common stock.

Authorized Capitalization

We are authorized to issue 1,200,000,000 shares of common stock, par value $0.01 per share, of which 282,832,200 shares were outstanding as of February 20, 2024, and 120,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were outstanding as of February 20, 2024.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, subject to the restrictions described below under the caption “—Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law.” The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, the DGCL, our amended and restated certificate of incorporation or amended and restated bylaws. The election of directors is determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.

Liquidation, Dissolution, and Winding Up. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally and ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

No Preemptive or Similar Rights. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Assessment. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Subject to limitations prescribed by Delaware law and the Nasdaq, our board of directors may issue preferred stock, without stockholder approval, in such series and with such designations, preferences, conversion or other rights, voting powers and qualifications, limitations or restrictions thereof, as the board of directors deems appropriate. Our board of directors could, without stockholder approval, issue preferred stock with voting, conversion and other rights that could adversely affect the voting power and impact other rights of the holders of the common stock. Our board of directors may issue preferred stock as an anti-takeover measure without any further action by the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, may have the effect of delaying, deferring or preventing a change of control of our company by increasing the number of shares necessary to gain control of the company.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Delaware law contains, and our amended and restated certificate of incorporation and amended and restated bylaws contain, a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect in that such provisions may delay, defer or prevent a change of control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by the stockholders. These provisions include:

Classified board of directors; removal of directors. Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year.

In addition, our amended and restated certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of our outstanding common stock; provided that for so long as investment funds and entities affiliated with either Warburg Pincus LLC (“Warburg Pincus”) or GTCR, LLC (“GTCR”), collectively, hold at least 50% of the outstanding shares of our common stock, a director designated by investment funds and entities affiliated with either Warburg Pincus or GTCR, respectively, may be removed with or without cause by the affirmative vote of the holders of at least a majority of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors and with the consent of Warburg Pincus or GTCR, respectively.

Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office; provided that for so long as investment funds and entities affiliated with either Warburg Pincus or GTCR have the right to designate at least one director for election to our board of directors, any vacancies will be filled in accordance with the designation provisions set forth in our stockholders’ agreement dated November 19, 2020, among Sotera Health and certain of our stockholders party thereto (the “Stockholders’ Agreement”).

The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Advance notice requirements for stockholder proposals and director nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders, other than nominations made by or at the direction of the board of directors or pursuant to the Stockholders’ Agreement. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment of certificate of incorporation and bylaws provisions. Our amended and restated certificate of incorporation provides that approval of stockholders holding a majority of the then-outstanding voting power of our capital stock, so long as investment funds and entities affiliated with either Warburg Pincus or GTCR, collectively, hold at least a majority of our outstanding capital stock, is required for stockholders to amend or adopt certain provisions of our amended and restated certificate of incorporation and any provision of our amended and restated bylaws, and at all other times by the affirmative vote of at least 66 2/3% of the voting power of our outstanding common stock. So long as investment funds and entities affiliated with either Warburg Pincus or GTCR have the right to designate three directors for election to our board of directors, at least 75% of the board must approve any amendments to the amended and restated certificate of incorporation or amended and restated bylaws.

Authorized but unissued or undesignated capital stock. Our authorized capital stock consists of 1,200,000,000 shares of common stock and 1,200,000 shares of preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public or in connection with a stockholder rights plan, which would make it more difficult for a potential acquirer to obtain control of us. This possibility may encourage persons seeking to acquire control of us to negotiate first with our board of directors. The authorized but unissued stock may be issued by the board of directors in one or more transactions. In this regard, our amended and restated certificate of incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control.

Stockholder action; special meeting of stockholders. Our amended and restated certificate of incorporation provides that our stockholders will not be able to take action by written consent for any matter and may only take action at annual or special meetings. For so long as investment funds and entities affiliated with either Warburg Pincus or GTCR, collectively, hold a majority of our outstanding capital stock, however, a meeting and vote of stockholders may be dispensed with, and the action may be taken without prior notice and without such meeting and vote if a written consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at the meeting of stockholders. Our amended and restated certificate of incorporation further provides that, except as otherwise required by law, special meetings of our stockholders may be called only by the majority of the board of directors or by the chairman of our board of directors or our chief executive officer, thus limiting the ability of a stockholder to call a special meeting. For so long as investment funds and entities affiliated with either Warburg Pincus or GTCR, collectively, hold a majority of our outstanding capital stock, however, special meetings of our stockholders may be called by the affirmative vote of the holders of a majority of our outstanding voting stock. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

No cumulative voting. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of directors’ decision regarding a takeover.

Supermajority voting on board actions. For so long as investment funds and entities affiliated with either Warburg Pincus or GTCR have the right (individually) to designate at least three directors for election to our board of directors, the following actions may only be effected with the affirmative vote of 75% of our board of directors:

•	certain acquisitions, mergers, other business combination transactions and dispositions;

•	any amendment, modification or repeal of any provision of the certificate of incorporation or bylaws;

•	changes in the size and composition of the board of directors or the compensation of its committees, other than in accordance with the Stockholders’ Agreement;

•	any termination of the chief executive officer or designation of a new chief executive officer;

•	except for ordinary course compensation arrangements, entering into, or modifying, any compensation arrangements with an executive officer or any of an executive officer’s affiliates or associates;

•	issuance of additional shares of Company or subsidiaries’ capital stock, subject to certain limited exceptions; or

•	incurrence of certain indebtedness.

Delaware Anti-Takeover Statute. We are not subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that the person becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions: (1) before the shareholder became an interested shareholder, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (2) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or (3) at or after the time the shareholder became an interested shareholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a shareholders’ amendment approved by at least a majority of the outstanding voting shares.

We have opted out of Section 203; however, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested shareholder” for a three-year period following the time that the shareholder became an interested shareholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested shareholder.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested shareholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the shareholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the shareholder becoming an interested shareholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Our amended and restated certificate of incorporation provides that Warburg and GTCR, and any of their respective direct or indirect transferees and any group as to which such persons are a party, do not constitute “interested shareholders” for purposes of this provision.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees or stockholders to us or our stockholders, (3) any action asserting a claim against us or any of our directors or officers or other employees or stockholders arising pursuant to, any action to interpret, apply, enforce any right, obligation or remedy under, any provision of the DGCL our amended and restated certificate of incorporation or amended and restated bylaws, (4) any action asserting a claim that is governed by the internal affairs doctrine or (5) any other action asserting an “internal corporate claim” under the DGCL shall be the Court of Chancery of the State of Delaware (or any state or federal court located within the State of Delaware if the Court of Chancery does not have jurisdiction). Notwithstanding the foregoing, our amended and restated certificate of incorporation provides that the Delaware Forum Provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

Additionally, our amended and restated certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company are deemed to have notice of and consented to this provision. The Supreme Court of Delaware has held that this type of exclusive federal forum provision is enforceable. There may be uncertainty, however, as to whether courts of other jurisdictions would enforce such provision, if applicable.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. Our amended and restated certificate of incorporation eliminates the potential personal monetary liability of our directors to us or our stockholders for breaches of their duties as directors except as otherwise required under the DGCL. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

Transfer Agent and Registrar

Computershare Trust Company, N.A. acts as transfer agent and registrar for our common stock. The transfer agent and registrar’s address is 118 Fernwood Avenue, Edison, New Jersey 08837.

Exchange

Our common stock is listed on the Nasdaq under the symbol “SHC.”

SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus by each of the selling stockholders covered by this prospectus, including the number of shares of our common stock owned, the number of shares that may be offered by this prospectus and the number and percentage of outstanding shares that will be owned after the offering, assuming all shares covered by this prospectus are sold. The information concerning beneficial ownership has been provided by the selling stockholders. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or agree to register their shares of common stock for resale.

We do not know when or in what amounts the selling stockholders may offer shares of our common stock for sale. The selling stockholders may choose not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares, we cannot accurately report the number of the shares that will be held by the selling stockholders after completion of the offering.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. We have based the calculation of the percentage of beneficial ownership on 282,832,200 shares of common stock outstanding, as of February 20, 2024. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days of the date of this prospectus and common stock issuable in connection with outstanding Restricted Stock Units (“RSUs”), which will vest within 60 days of this prospectus, are included as outstanding and beneficially owned for that person or group, and are deemed outstanding for purposes of computing the percentage ownership of that person only. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Sotera Health, 9100 South Hills Blvd, Suite 300 Broadview Heights, Ohio 44147.

Name of Selling Stockholder(1)	Shares of Common Stock Beneficially Owned Prior to the Offering	Percent of Common Stock Beneficially Owned Prior to the Offering	Shares of Common Stock Beneficially Owned After the Offering	Percent of Common Stock Beneficially Owned Prior to the Offering
5% Stockholders:
Investment funds and entities affiliated with Warburg Pincus(2)	105,417,315	37.27%	—	—
Investment funds and entities affiliated with GTCR(3)	70,278,209	24.85%	—	—
Other Selling Stockholders:
Michael B. Petras, Jr.(4)	8,587,855	3.04%	—	—
Michael P. Rutz(5)	709,336	*	—	—
Ann R. Klee(6)	76,773	*	—	—

*	Represents beneficial ownership of less than 1%
(1)	Shares shown in the table above include shares held in the selling stockholder’s name or jointly with others, or in the name of a bank, nominee or trustee for the selling stockholder’s account.
(2)

Consists of (i) 84,363,406 shares held of record by Bull Holdco L.P., a Delaware limited partnership (“Bull Holdco”) and (ii) 21,053,909 shares held of record by Bull Co-Invest L.P., a Delaware limited partnership (“Bull Co-Invest”).

Effective August 5, 2021, the WP XI Funds (as defined below) contributed their shares of common stock (the “Contributed Shares”) to Bull Holdco, pursuant to the terms of a Contribution and Exchange Agreement among such persons and Bull Holdco. The WP XI Funds (as defined below) share limited partnership ownership in Bull Holdco on a pro rata basis in accordance with their respective numbers of Contributed Shares. WP Bull Holdco GP LLC, a Delaware limited liability company, is the general partner of Bull Holdco, and WP XI (as defined below) is the sole member of WP Bull Holdco GP LLC.

The “Warburg Pincus Sponsors” include Warburg Pincus Private Equity XI, L.P., a Delaware limited partnership (“WP XI”), Warburg Pincus Private Equity XI-B, L.P., a Delaware limited partnership (“WP XI-B”), Warburg Pincus Private Equity XI-C, L.P., a Cayman Islands exempted limited partnership (“WP XI-C”), WP XI Partners, L.P., a Delaware limited partnership (“WP XI Partners”), Warburg Pincus XI Partners, L.P., a Delaware limited partnership (“Warburg Pincus XI Partners”) and Bull Co-Invest. Warburg Pincus XI, L.P., a Delaware limited partnership (“WP XI GP”), is the general partner of each of (i) WP XI, (ii) WP XI-B, (iii) WP XI Partners and (iv) Warburg Pincus XI Partners. WP Global LLC, a Delaware limited liability company (“WP Global”), is the general partner of WP XI GP. Warburg Pincus Partners II, L.P., a Delaware limited partnership (“WPP II”), is the managing member of WP Global. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WPP GP LLC”), is the general partner of WPP II. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP GP LLC. Warburg Pincus (Cayman) XI, L.P., a Cayman Islands exempted limited partnership (“WP XI Cayman GP”), is the general partner of WP XI-C (WP XI-C and, together with WP XI, WP XI-B, WP XI Partners and Warburg Pincus XI Partners, the “WP XI Funds”). Warburg Pincus XI-C, LLC, a Delaware limited liability company (“WP XI-C LLC”), is the general partner of WP XI Cayman GP. Warburg Pincus Partners II (Cayman), L.P., a Cayman Islands exempted limited partnership (“WPP II Cayman”), is the managing member of WP XI-C LLC. Warburg Pincus (Bermuda) Private Equity GP Ltd., a Bermuda exempted company (“WP Bermuda GP”), is the general partner of WPP II Cayman. WP Bull Manager LLC, a Delaware limited Liability company (“WP Bull Manager”), is the general partner of Bull Co-Invest. WP is managing member of WP Bull Manager. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of the WP XI Funds. The address of the Warburg Pincus Sponsors is 450 Lexington Avenue, New York, New York 10017.

(3)

Includes (i) 55,778,268 shares held of record by GTCR Fund XI/A LP, (ii) 14,052,901 shares held of record by GTCR Fund XI/C LP and (iii) 447,040 shares held of record by GTCR Co-Invest XI LP (collectively, the “GTCR Stockholders”). GTCR Partners XI/A&C LP is the general partner of each of GTCR Fund XI/A LP and GTCR Fund XI/C LP. GTCR Investment XI LLC is the general partner of each of GTCR Co-Invest XI LP and GTCR Partners XI/A&C LP. GTCR Investment XI LLC is managed by a board of managers (the “GTCR Board of Managers”) consisting of Mark M. Anderson, Aaron D. Cohen, Sean L. Cunningham, Benjamin J. Daverman, David A. Donnini, Constantine S. Mihas and Collin E. Roche, and no single person has voting or dispositive authority over the shares. Each of GTCR Partners XI/A&C LP, GTCR Investment XI LLC and the GTCR Board of Managers may be deemed to share beneficial ownership of the shares held of record by the GTCR Stockholders, and each of the individual members of the GTCR Board of Managers disclaims beneficial ownership of the shares held of record by the GTCR Stockholders except to the extent of his pecuniary interest therein. The address for each of the GTCR Stockholders, GTCR Partners XI/A&C LP and GTCR Investment XI LLC is 300 North LaSalle Street, Suite 5600, Chicago, Illinois, 60654.

(4)

Mr. Petras is the grantor and trustee of estate planning trusts (the “Petras Trusts”). As a result, Mr. Petras may have voting and investment control over, and may be deemed to be the beneficial owner of, an aggregate of 6,377,185 shares of common stock owned by the Petras Trusts. Also includes 152,199 shares of common stock, 133,469 shares of common stock issuable in connection with outstanding RSUs, which will vest within 60 days of February 27, 2024, and 1,925,002 shares underlying options that are currently exercisable or exercisable within 60 days of February 27, 2024.

(5)

Consists of 547,161 shares of common stock, of which 139,536 shares are restricted and remain subject to vesting, 17,795 shares of common stock issuable in connection with outstanding RSUs, which will vest within 60 days of February 27, 2024, and 144,380 shares underlying options that are currently exercisable or exercisable within 60 days of February 27, 2024.

(6)	Consists of 76,773 shares of common stock, of which 8,638 shares are restricted and remain subject to vesting.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may offer and sell the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	to or through underwriters, broker-dealers or agents;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	short sales effected after the date the registration statement of which this prospectus is a part is filed with the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	privately negotiated transactions;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•

through agents, including in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; and

•	through any other method permitted by applicable law.

We and/or selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us, the selling stockholders or others in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

At any time a particular offering of securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the amount of securities covered by this prospectus being offered and terms of the offering, including:

•	the name or names of any underwriters, dealers, brokers or agents and the amounts of securities underwritten or purchased by each of them; and

•

the initial public offering price of the securities, if a fixed price offering, and the proceeds to us or any selling stockholders and, to the extent required, any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any such required prospectus or prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of our common stock covered by this prospectus.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We and/or the selling stockholders may sell the securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the securities from time to time will be determined by us or the selling stockholders, as applicable, and, at the time of the determination, may be higher or lower than the market price of the securities on any securities exchanges on which the securities may be listed.

To facilitate a securities offering, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market. The applicable prospectus supplement will describe any such activities. Should any of these activities be undertaken, they may be discontinued at any time.

The selling stockholders and any agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling stockholders may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities covered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, the securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the filings that are incorporated by reference into this prospectus, are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.investors.soterahealth.com. Information accessible on or through our website is not a part of this prospectus.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  13, 2023 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022); and

•

all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 between the date of this prospectus and the end of the offering of the securities described in this prospectus. Those documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K mailed to our stockholders.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus. You should direct requests for those documents to Sotera Health Company, 9100 South Hills Blvd, Suite 300 Broadview Heights, Ohio 44147.

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP, New York, New York will pass upon the legality of the shares of common stock covered by this prospectus. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement. Certain legal matters with respect to any selling stockholder will be passed upon by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Sotera Health Company appearing in Sotera Health Company’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the registrant in connection with the securities being registered hereby. Except as otherwise noted, all of the fees set forth below are estimates.

SEC registration fee	$	*
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent and registrar fees and expenses		**
Miscellaneous		**

Total	$	**

*	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.
**

The expenses in connection with the issuance and distribution of the securities are not currently determinable. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated certificate of incorporation provides for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. Our amended and restated certificate of incorporation eliminates the potential personal monetary liability of our directors to us or our stockholders for breaches of their duties as directors except as otherwise required under the DGCL. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated bylaws against any and all expenses, judgments, fines and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated bylaws. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions included in our amended and restated certificate of incorporation and the indemnification agreements that we have entered into with our directors and officers may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We maintain standard policies of insurance under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful acts as a director or officer, including claims relating to public securities matters.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors. Although directors designated for election to our board of directors by investment funds and entities affiliated with either Warburg Pincus or GTCR may have certain rights to indemnification, advancement of expenses or insurance provided or obtained by investment funds and entities affiliated with either Warburg Pincus or GTCR, respectively, we have agreed in our Stockholders’ Agreement that we will be the indemnitor of first resort, will advance the full amount of expenses incurred by each such director and, to the extent that investment funds and entities affiliated with either Warburg Pincus or GTCR or their insurers make any payment to, or advance any expenses to, any such director, we will reimburse those investment funds and entities and their insurers for such amounts.

We expect that any underwriting agreement will provide for indemnification, under certain circumstances, by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 16.	List of Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K filed by Sotera Health Company on March 9, 2021)

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K filed by Sotera Health Company on March 9, 2021)

4.1	Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 4.2 of the Annual Report on Form 10-K filed by Sotera Health Company on March 9, 2021)

5.1**	Opinion of Cleary Gottlieb Steen & Hamilton LLP

10.1	Stockholders’ Agreement (incorporated by reference to Exhibit 10.9 of the Annual Report on Form 10-K filed by Sotera Health Company on March 9, 2021)

23.1**	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

23.2**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1**	Power of Attorney (included on signature page)

107.1**	Filing Fee Table

*	To be filed, if necessary, as an exhibit to one or more Current Reports on Form 8-K and incorporated by reference herein.
**	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broadview Heights, State of Ohio on February 27, 2024.

SOTERA HEALTH COMPANY

By:	/s/ Michael B. Petras, Jr.
Name: Michael B. Petras, Jr.
Title: Chairman and Chief Executive Officer

The undersigned directors and officers of Sotera Health Company hereby constitute and appoint Michael B. Petras, Jr., Jonathan M. Lyons and Alex Dimitrief, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstituion, for the person and in his or her name, place and stead, and in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on February 27, 2024.

Signature	Title	Date
/s/ Michael B. Petras, Jr. Michael B. Petras, Jr.	Chairman and Chief Executive Officer (Principal Executive Officer)	February 27, 2024

/s/ Jonathan M. Lyons Jonathan M. Lyons	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2024

/s/ Ruoxi Chen Ruoxi Chen	Director	February 27, 2024

/s/ Sean L. Cunningham Sean L. Cunningham	Director	February 27, 2024

/s/ David A. Donnini David A. Donnini	Director	February 27, 2024

/s/ Karen A. Flynn Karen A. Flynn	Director	February 27, 2024

/s/ Ann R. Klee Ann R. Klee	Director	February 27, 2024

Signature	Title	Date

/s/ Robert B. Knauss Robert B. Knauss	Director	February 27, 2024

/s/ Constantine S. Mihas Constantine S. Mihas	Director	February 27, 2024

/s/ James C. Neary James C. Neary	Director	February 27, 2024

/s/ Vincent K. Petrella Vincent K. Petrella	Director	February 27, 2024

/s/ David E. Wheadon David E. Wheadon	Director	February 27, 2024